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                             SHAREHOLDERS AGREEMENT

                           DATED AS OF MARCH 29, 2000

                                 BY AND BETWEEN

                           LOCKHEED MARTIN CORPORATION

                                       AND

                        LORAL SPACE & COMMUNICATIONS LTD.
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                             SHAREHOLDERS AGREEMENT


         This SHAREHOLDERS AGREEMENT is entered into as of March 29, 2000 (this "Agreement"), by and between Lockheed Martin Corporation, a Maryland Corporation ("LMC"), and Loral Space & Communications Ltd., a Bermuda Company (the "Company"). LMC and those of its Affiliates (as defined in Section 1.1(a) hereof), if any, that are transferees with respect to any of the Equity Securities (as defined in Section 1.1(e)) are collectively referred to herein as the "Shareholders."

                                    RECITALS

         WHEREAS, LMC owns 45,896,978 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company (together with the shares of common stock of the Company into which the Preferred Stock is convertible, the "Shares");

         WHEREAS, the Company completed an offering of 8,000,000 shares of 6% Series D Convertible Redeemable Preferred Stock due 2007 (with an underwriters' overallotment option to purchase an additional 1,600,000 shares of Preferred Stock) on February 18, 2000, at a price of $50.00 per share (the "Rule 144A Offering") pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, LMC desires to effect the sale of the Shares but has agreed to withdraw its demand registration request and has agreed not to effect sales of the Shares from the date of the Letter Agreement (as defined below) until the earlier of (i) 90 days (or such shorter period as the Company shall advise is required, upon the advice of its investment bankers) after the closing of the Rule 144A Offering or (ii) May 31, 2000 (the "Lock Up Period"), subject to certain terms and conditions contained in a letter agreement between LMC and the Company dated February 11, 2000 (the "Letter Agreement");

         WHEREAS, LMC, as the successor in interest to Loral Corporation, and the Company entered into a Shareholders Agreement dated April 23, 1996 (the "Original Shareholders Agreement"); and

         WHEREAS, LMC and the Company wish to terminate the Original Shareholders Agreement and replace it with this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
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                                       I.

                        STANDSTILL AND VOTING PROVISIONS

         1.1.     Restrictions on Certain Actions by the Shareholders.

                  (a) During the Term (as defined in Article III below), each Shareholder will not, and will cause each of its Affiliates (such term, as used in this Agreement, as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used in Section 13(d)(3) of the Exchange Act), directly or indirectly:

                           (i) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Equity Securities, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification, merger, consolidation, corporate reorganization or similar transaction; provided that at any time in which the Shareholders hold, in the aggregate, less than twenty percent (20%) of the Total Voting power, then the Shareholders may acquire Equity Securities so that the Shareholders hold, in the aggregate, up to twenty percent (20%) of the Total Voting Power;

                           (ii) make, or in any way actively participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any third party with respect to the voting of any Equity Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act), in each case with respect to the Company;

                           (iii) form, join or encourage the formation of, any "person" or "group" within the meaning of Section 13(d) of the Exchange Act with respect to any Equity Securities; provided that this Section 1.1(a)(iii) shall not prohibit any such arrangement solely among the Shareholders and any of their respective Affiliates;

                           (iv) deposit any Equity Securities into a voting trust or subject any such Equity Securities to any arrangement or agreement with respect to the voting thereof; provided that this
         Section 1.1(a)(iv) shall not prohibit any such arrangement solely among the Shareholders and any of their respective Affiliates;

                           (v) initiate, propose or otherwise solicit
         Shareholders for the approval of one or more shareholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other third party to initiate any shareholder proposal;

                           (vi) seek to place a representative on the Board of Directors of the Company or seek the removal of any member of the Board of Directors of the Company, except with the approval of the Board of Directors or management of the Company;

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                           (vii) except with the approval of the Board of
         Directors or management of the Company, call or seek to have called any meeting of the shareholders of the Company;

                           (viii) otherwise act to seek to control the management or policies of the Company, except with the approval of the Board of Directors or management of the Company;

                           (ix) sell or otherwise transfer in any manner any Equity Securities to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act) who, immediately following such sale or transfer, would, to the best of the Shareholder's knowledge, own more than four percent (4%) of any class of Equity Securities or who, without the approval of the Board of Directors of the Company, (A) has publicly proposed a business combination or similar transaction with, or a change of control of, the Company or who has publicly proposed a tender offer for Equity Securities or (B) who has discussed with the Company or any of its respective Affiliates the possibility of proposing a business combination or similar transaction with, or a change in control of, the Company;

                           (x) sell or otherwise transfer in any manner to any person (as defined in clause (ix) above) in any single transaction or series of related transactions more than 2% of the outstanding Equity Securities;

                           (xi) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of the Company or any director or officer of the Company or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any corporate reorganization or similar transaction with respect to the Company, except in each case with the approval of the Board of Directors or management of the Company; or

                           (xii) instigate or encourage any third party to do any of the foregoing.

         Notwithstanding clauses (ix) and (x) of this Section 1.1(a), the Shareholders (A) may effect any transaction under the Registration Statement (as defined in Section 2.1 hereof) in a bona fide underwritten offering reasonably calculated to achieve broad distribution, (B) also may effect any transaction (other than an underwritten offering) under the Registration Statement so long as it does not violate the provisions of clause (ix) of this Section 1.1(a), and
(C) also may sell any number of the Shares to an investment banking firm for resale so long as such investment banking firm agrees that any resales of the Shares will be made in a manner consistent with the restrictions of clauses (ix) and (x) of this Section 1.1(a).

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                  (b) The parties agree that the provisions of Section 1.1(a)
(except clauses (ix) and (x) thereof) and Section 1.3 may not be amended to expand the Shareholders' rights thereunder.

                  (c) In addition to the restrictions set forth in Section 1.1(a) hereof, the Shareholders agree not to sell or transfer or enter into any agreement to sell or transfer any of the Shares during the Lock Up Period; provided, however, that the Shareholders may sell or transfer or enter into an agreement to sell or transfer all or any portion of the Shares during the Lock Up Period if during the Lock Up Period the Company (i) effects a Conflicting Sale (as defined in Section 2.1(c) hereof) or (ii) files any registration statement (other than registration statements relating to the Shares, shares issued in the Rule 144A Offering and the shares issuable in respect thereof, and shares issued under registration statements relating solely to stock option, executive compensation or benefit plans, and no other shares; provided, however, that in any event, no securities other than the Shares shall be included in the prospectus that covers the Shares) for the benefit of any party (including itself) other than the Shareholders.

                  (d) Notwithstanding the provisions of this Section 1.1, nothing herein shall apply with respect to any Equity Securities acquired from any person other than a Shareholder (i) held by any pension, retirement or other benefit plan managed by any Shareholder or any of its subsidiaries or other Affiliates or (ii) held in any account managed for the benefit of another person, by any subsidiary or other Affiliate of any of the Shareholders which is engaged in the financial services business. In addition, notwithstanding the provisions of this Section 1.1, nothing herein shall prohibit or restrict any
(i) transfer of Equity Securities to or among any of the subsidiaries or other Affiliates of any of the Shareholders (provided that such subsidiary or Affiliate agrees to be bound to the provisions of this Agreement, upon which such subsidiary or Affiliate shall be entitled to all rights and benefits, and shall be subject to all obligations, of a Shareholder under this Agreement);
(ii) assignment, pledge, mortgage, hypothecation, or other encumbrance or transfer of all or any of a Shareholder's Equity Securities in connection with any bona fide financing arrangement entered into by such person or otherwise in connection with any indebtedness owed by such Shareholder; provided that in the event that the Shareholder in question defaults, the creditor's rights and obligations with respect to the voting and transfer of such Equity Securities shall be the same as the Shareholder in question had under the provisions of this Agreement and the creditor in question shall be deemed to be a Shareholder under this Agreement for such purposes; or (iii) transfer of Equity Securities pursuant to any merger, consolidation, corporate reorganization, restructuring or any other similar transaction affecting the Company or pursuant to any involuntary transfer.

                  (e) For the purposes of this Agreement, (i) the term "Equity Securities" shall mean the Preferred Stock and any securities entitled to vote generally in the election of directors of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities; (ii) the term "Voting Power" shall mean the voting power in the general election of directors of the Company; (iii) the term "Total Voting Power" shall mean the total combined Voting Power of all the Equity Securities then outstanding, including, without limitation, the Preferred Stock, and, insofar as the Preferred Stock is concerned, it is deemed to have Voting Power equal to that of the Common Stock into which it is convertible; (iv) the term "Change of Control" shall mean the occurrence


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of any of the following events: (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner of Equity Securities which represent at least forty percent (40%) of the Total Voting Power, or (B) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; and (v) the term "beneficial owner," and terms having similar import, shall mean any direct or indirect "beneficial owner," as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act.

         1.2.     HSR Clearance.

                  (a) At any time after the date hereof (but subject to the provisions of Section 1.2(b) hereof), following a written request by LMC to the Company (such request, the "HSR Notice"), the Company and the Shareholders will
(i) take promptly all actions necessary to make the filings required of the Shareholders, the Company or any of their respective Affiliates under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") with respect to the right to convert Preferred Stock and continue to own the securities so received, the ownership and voting of Equity Securities by the Shareholders, any of the transactions contemplated by this Agreement or any other similar matters (all such exercise, ownership, voting, transaction and other similar matters, the "Filing Matters"),
(ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Company or the Shareholders or any of their Affiliates from any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, state attorneys general, the Securities and Exchange Commission ("SEC"), or other governmental or regulatory authorities (all such authorities, the "Antitrust Authorities"), and (iii) cooperate with each other in connection with any of the filings referred to in clause (i) above and in connection with resolving any investigation or other inquiry commenced by any of the Antitrust Authorities. To the extent reasonably requested by LMC, the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Filing Matters. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any aspect of the Filing Matters as violative of any antitrust law, each of the Shareholders and the Company shall cooperate with each other to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Action") that is in effect and that restricts, prevents or prohibits the exercise by the Shareholders of the right to convert Preferred Stock and continue to own the securities so received, or the exercise by LMC of its rights with respect to the ownership and voting of Equity Securities or any of the transactions contemplated by this Agreement (any such decree, judgment, injunction or other order is hereafter referred to as an "Order"), including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal, provided that nothing contained in this Section 1.2(a) shall be construed to require any party hereto to hold separate or divest any of their respective assets or businesses or agree to any substantive


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restriction thereon or on the conduct thereof. Each of the Company and LMC shall promptly inform the other party of any material communication received by such party from any Antitrust Authority regarding any of the Filing Matters or any of the other transactions contemplated hereby. For the purposes this Agreement, the term "HSR Clearance Date" shall mean the first date on which (x) any applicable waiting period under the HSR Act with respect to the Filing Matters shall have expired or been terminated, (y) there shall not be pending any Action commenced by any Antitrust Authority relating to any of the Filing Matters or any of the other transactions contemplated hereby, and (z) there shall not be in effect any Order.

                  (b) Notwithstanding the provisions of Section 1.2(a) above, in the event that LMC delivers the HSR Notice to the Company, the Company shall be entitled to postpone for a reasonable period of time (but in no event later than 45 days), any filing referred to in Section 1.2(a)(i) above if the Company determines in its reasonable judgment and in good faith that such filing would delay the obtaining of any approval from an Antitrust Authority with respect to any announced or imminent material acquisition or disposition which would require a filing by the Company under the HSR Act. In the event of such postponement, the Company shall have the right to withdraw its HSR Notice and may deliver any such HSR Notice at any time thereafter.

                  (c) LMC and the Company acknowledge that the waiting period under the HSR Act expired on March 5, 2000.

         1.3      Voting and Related Matters.

                  (a) General Voting Provisions. Prior to the HSR Clearance Date, no Shareholder shall have the right to convert Preferred Stock into common stock or the right to vote any Equity Securities with respect to the election of directors of the Company. Following the HSR Clearance Date, each Shareholder shall have the right to vote its Equity Securities to the extent permitted by the terms thereof on any matters submitted to a vote of the shareholders of the Company, provided that following the HSR Clearance Date any Shareholder shall have the right to vote any Equity Securities to the extent permitted by the terms thereof with respect to the election of directors of the Company without restriction, provided that in the event of an "election contest" (as such term is used in Rule 14a-11 under the Exchange Act) each Shareholder shall have the right to vote in the election contest only (i) as recommended by the Board of Directors or management of the Company or (ii) in the same proportions as the holders of Equity Securities (other than Shareholders) vote their Equity Securities. On each matter with respect to which a Shareholder is entitled to vote pursuant to this Section 1.3, each such Shareholder shall be present, in person or represented by proxy, at all such shareholder meetings of the Company so that all Equity Securities beneficially owned by it shall be counted for the purpose of determining the presence of a quorum at such meetings. For purposes of this Section 1.3, all references to the term "vote" shall include the execution and delivery of any written consent with respect to the taking of any shareholder action in lieu of a meeting of shareholders.

                  (b) Special Limitation on Company Actions. The Company will not propose, and will use its best efforts to prevent, the adoption of any amendment to the charter documents of the Company that would adversely affect the rights of the Shareholders under this Agreement.

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         1.4 Certain Notices. Promptly, but in any event within 15 days following any repurchase by the Company of any of its outstanding Equity Securities, which repurchase has the effect of increasing the Total Voting Power of all Shareholders to an amount in excess of 20% of the Total Voting Power of all persons, the Company shall give written notice thereof to each Shareholder.

                                                            II.

                 REGISTRATION RIGHTS; SALES OF EQUITY SECURITIES

         2.1      Registration and Blackout Period.

                  (a) On or before April 15, 2000, the Company shall prepare and file on Form S-3 if permitted, or otherwise on the appropriate form, a registration statement (the "Registration Statement") under the Securities Act (the securities subject to such registration being referred to as the "Subject Securities") to register the Shares or other securities of the Company held by LMC or any Shareholder (any such Shareholder being referred to as a "Registering Shareholder"). Such registration shall be effected in accordance with the intended method or methods of disposition specified by the Registering Shareholder (including, but not limited to, Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act). In connection therewith, the Company (i) shall use its best efforts to cause such securities to be registered under the Securities Act as soon as reasonably practicable with the objective of having the Registration Statement declared effective on or before the end of the Lock Up Period; (ii) shall prepare and timely file with the SEC periodic reports required to be filed by the Company under the Exchange Act, and such amendments and post-effective amendments, supplements and other filings under the Securities Act, and otherwise use its best efforts to maintain the effectiveness of the Registration Statement for a period of 12 months following the end of the Lock Up Period (or any longer period as contemplated in this Section 2.1(a)) and ensure that the Registration Statement and related prospectus comply with the requirements of the securities laws; (iii) shall arrange, in good faith consultation with LMC to accommodate prior commitments and critical business needs, for senior management of the Company who generally participate in "road shows" for the Company (including those individuals participating in the road show for the Rule 144A Offering), to be available to the Registering Shareholders and prospective investors for road show presentations to substantially the same extent with respect to at least one underwritten public offering (it being understood that the Company will in good faith consider a request for a second road show, provided that the Company shall not have an obligation for a second road show) consistent with those generally conducted by the Company when it issues equity securities for its own account, with all reasonable expenses (expenses customarily borne by the Company in connection with the offering of securities for its own account being deemed reasonable) to be borne by the Registering Shareholders; and (iv) covenants and agrees not to make any Conflicting Sale (as defined in Section 2.1(c) hereof) during the period commencing on the date of the Letter Agreement and ending on the later of the six month anniversary of the end of the Lock Up Period or the date that is six months after the Registration Statement is declared effective (the "Loral Lock Up Period"). Notwithstanding the foregoing to the contrary, (x) the Loral Lock Up Period will be extended for a period equal to any Blackout Period (as defined below) occurring during the Loral Lock Up Period and (y) the period during which the Company is required to use its best efforts in maintaining the


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effectiveness of the Registration Statement in clause (ii) of the third sentence will be extended for a period equal to any Blackout Period occurring during the time the Registration Statement is to be effective.

         Notwithstanding the restrictions in clauses (ii), (iii) and (iv) of this Section 2.1(a), on the day that the Shareholders no longer beneficially own at least 3,000,000 shares of the Company's common stock (including all shares issuable upon conversion of any Preferred Stock that the Shareholders own) (the "Early Termination Date"), clauses (ii), (iii) and (iv) of this Section 2.1(a) shall be of no further force or effect, provided that if the Shareholders shall have completed an underwritten public offering of the Company's common stock within 90 days of the Early Termination Date and the managing underwriter of that offering so requests in writing, the provisions of clause (iv) shall nonetheless survive in accordance with their terms until the earliest of: (A) the 90th day following the Early Termination Date, (B) the date such clause would have otherwise expired, (C) if the Shareholders have any Shares remaining after that offering, the date the lock-up period agreed to by the Shareholders and their underwriters with respect to their remaining Shares terminates or is earlier released, and (D) the date the Shareholders' managing underwriter releases the Company from such lock-up provisions.

         Each Registering Shareholder agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Securities Act and the SEC and to obtain any desired acceleration of the effective date of the Registration Statement. If the offering is to be underwritten, the managing underwriter or underwriters shall be selected by LMC and shall be reasonably satisfactory to the Company.

                  (b) Following the Loral Lock Up Period and for so long as the Company is required to use its best efforts to maintain the effectiveness of the Registration Statement in accordance with Section 2.1(a) hereof, each of the Shareholders and the Company will refrain from selling or transferring or entering into an agreement to sell or transfer any shares of the Company's common stock or any securities convertible into or exchangeable for shares of the Company's common stock (other than sales or transfers pursuant to the terms of securities outstanding on the date of receipt of the written request contemplated by this Section 2.1(b) and sales or transfers pursuant to stock option or other executive compensation or benefit plans) upon one (but not more than one) written request (such written request to be made in accordance with
Section 4.4 hereof) made by the other party in connection with any offering of the Company's common stock or securities convertible into or exchangeable for the Company's common stock in a public offering or Rule 144A transaction until after the close of business on the 21st day following receipt of such written request.

                  (c)      For the purposes of this Article II,

                           (i) the term "Blackout Period" means (A) any period that the Registration Statement cannot be used by the Registering Shareholders as a result of a stop order issued by the SEC or developments in the business or affairs of the Company that the Company advises LMC in writing must be reflected in an amendment or supplement to the Registration Statement or the related prospectus and (B) with respect


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         solely to clause (ii) of the third sentence of Section 2.1(a), for any period during which sales of Shares are prohibited by Section 2.1(b);
         and

                           (ii) the term "Conflicting Sale" means any sale or transfer, or entering into an agreement to sell or transfer, by the Company of any shares of the Company's common stock or any securities convertible into or exchangeable for shares of the Company's common stock (other than a sale or transfer in the Rule 144A Offering, sales or transfers pursuant to the terms of securities outstanding on the date of the Letter Agreement (as such terms exist on the date thereof) and sales or transfers pursuant to stock option or other executive compensation or benefit plans) (A) in any offering registered under the Securities Act of 1933, (B) in any offering pursuant to Rule 144A or
         (C) in a private placement, unless the purchaser agrees (I) not to make any offer or sale of, or to enter into any agreement to offer or sell, any such shares or securities for at least one year or such longer period as the Company is required to use its best efforts to maintain the effectiveness of the Registration Statement, and (II) not to otherwise sell or transfer or enter into any agreement to sell or transfer any such shares or securities except to a person who agrees in writing to the same restrictions. The Company warrants and agrees not to waive or amend the agreements contemplated by clauses (I) and (II) of the preceding sentence without LMC's prior written consent, which may be given or withheld in LMC's sole discretion, (y) to take such actions (including placing a restrictive legend on any certificates representing any securities) as may be reasonable and customary in connection with restrictions of the type set forth in clauses (I) and
         (II), and (z) to direct the registrar and transfer agent for its securities (including the Company itself if it is acting as its own registrar or transfer agent) not to issue any securities upon transfer without a written acknowledgement from the Company confirming that the transfer is not in violation of clause (I) or (II). Notwithstanding the foregoing, a "Conflicting Sale" shall not include the issuance in one or more transactions by the Company of shares of its common stock to holders of its 6% Series C Convertible Redeemable Preferred Stock (the "Series C Preferred") in connection with the exchange by such holders of their shares of Series C Preferred for the Company's common stock, provided that the total number of shares of the Company's common stock to be issued in such exchanges shall not exceed in the aggregate the sum of (x) the shares of the Company's common stock issuable upon conversion of the Series C Preferred and (y) three million shares of the Company's common stock.

                  (d) The Company shall not grant to any other holder of its securities, whether currently outstanding or issued in the future, any incidental or piggyback registration rights with respect to the Registration Statement, and without the prior consent of the Registering Shareholders, the Company will not itself, and will not permit any other holder of its securities to, participate in any offering made pursuant to the Registration Statement (except as contemplated by Section 1.1(c)). If the Registering Shareholders consent to the inclusion of offers and sales of any other securities in the Registration Statement pursuant to this Section 2.1 and the underwriter(s) retained in connection with such registration subsequently advise the Registering Shareholders that such offering would be adversely affected by the inclusion of such other securities, the Registering Shareholders may in their sole discretion exclude all or some of such securities from such registration.

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                  (e) The registration contemplated by this Agreement shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 2.1), (i) unless it has become effective or (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Registering Shareholders and, as a result thereof, the Subject Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the Registration Statement.

                  (f) Except for the pending transfer of the Shares by LMC to its wholly owned subsidiary, Lockheed Martin Investments Inc., LMC represents to the Company that, on or prior to the date hereof, LMC has not sold, assigned, pledged, mortgaged, hypothecated or otherwise encumbered or transferred, and has not entered into any agreements or arrangements with any third party to sell, assign, pledge, mortgage, hypothecate or otherwise encumber or transfer any of the Shares.

         2.2 Non-Affiliate. The Company agrees to accept an opinion of LMC's in-house counsel to the effect that neither LMC nor any other Shareholder is an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act, and covenants and agrees upon receipt of such opinion to (a) deliver a letter or certificate to LMC or such other Shareholder for distribution to potential purchasers confirming the foregoing, (b) direct the registrar and transfer agent for its Shares to issue certificates without restrictive legends to purchasers of the Shares, (c) acknowledge the ability under this Agreement of LMC and such other Shareholders to sell the Shares without volume limitations other than the limitations contemplated by clauses (ix) and (x) of Section 1.1(a), and (d) otherwise take no actions inconsistent with offers or sales of Shares by the Shareholders in accordance with this Agreement.

         2.3      Registration Mechanics.

                  (a) In connection with any offering of Subject Securities registered pursuant to Section 2.1 herein, the Company shall (i) furnish to the Registering Shareholders such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the Registration Statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as any Registering Shareholder may reasonably request; (ii) (A) use its best efforts to register or qualify the Subject Securities covered by the Registration Statement under such blue sky or other state securities laws for offer and sale as the Registering Shareholders shall reasonably request and (B) keep such registration or qualification in effect for so long as the Registration Statement remains in effect; provided that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 2.3; (iii) use its best efforts to cause all Subject Securities covered by the Registration Statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary, in the opinion of counsel to the

Registering Shareholders, to enable the Registering Shareholders to consummate the disposition of such Subject Securities; (iv) notify the Registering Shareholders any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of the Company's Board of Directors as to whether to permit sales under the Registration Statement), at the request of any Registering Shareholder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vi) use its best efforts to list the Subject Securities covered by such registration statement on the New York Stock Exchange or on any other exchange on which the Subject Securities are then listed, if required by the rules of any such exchange; (vii) use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering matters of the type customarily covered by such letters as may be reasonably requested by the Registering Shareholders in the event of a registration effected pursuant to Section 2.1 hereof; (viii) execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Registering Shareholders reasonably request in order to effect an underwritten public offering; and (ix) before filing the Registration Statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to each Registering Shareholder and its counsel copies of such documents. In connection with any offering of Subject Securities registered pursuant to Section 2.1, the Company shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the Subject Securities being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Securities to release any stop transfer orders with respect to such Subject Securities.

                  (b) Before filing with the SEC the Registration Statement or any amendments or supplements thereto, the Company shall furnish to the Registering Shareholders or their respective counsel copies of all such documents proposed to be filed, in order to give the Registering Shareholders or their respective counsel sufficient time to review such documents, and such documents may thereafter be filed subject to any timely and reasonable comments of the Registering Shareholders or their respective counsel. The Company shall
(i) deliver promptly to the Registering Shareholders or their respective counsel copies of all written communications between the Company and the SEC relating to such registration statement, and (ii) advise the Registering Shareholders or their respective counsel promptly of, and provide the Registering Shareholders or their respective counsel with the opportunity to participate in (to the extent reasonably practicable), all telephonic and other non-written communications between the Company and the SEC relating to such registration statement. The Company shall respond promptly to any comments from the SEC with respect thereto, after consultation with the Registering Shareholders or their respective counsel, and shall take such other actions as shall be reasonably required in order to have such registration statement declared effective under the Securities Act as soon as reasonably practicable as set forth in Section 2.1(a).

                  (c) Each Registering Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (iv) of Section 2.3(a), it will forthwith discontinue its disposition of Subject Securities pursuant to the Registration Statement relating to such Subject Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by clause (iv) of Section 2.3(a) and, if so directed by the Company, will deliver to the Company all copies (other than permanent file copies) then in its possession of the prospectus relating to such Subject Securities current at the time of receipt of such notice. If any Registering Shareholder's disposition of Subject Securities is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the Registration Statement to permit dispositions of Subject Securities by the Registering Shareholder for an aggregate of 60 days (or 90 days, if the Company is eligible to use a Form S-3, or successor form), whether or not consecutive, or, if longer, the period contemplated by Section 2.1(a), the registration contemplated by this Agreement shall not be deemed to have been effected.

         2.4 Expenses. The Registering Shareholders shall pay all agent fees and commissions and underwriting discounts and commissions related to Subject Securities being sold by the Registering Shareholders and the fees and disbursements of its counsel and accountants and the Company to the extent permitted by applicable law shall pay all fees and disbursements of its counsel and accountants in connection with the Registration Statement. All other fees and expenses in connection with the Registration Statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall to the extent permitted by applicable law be borne equally by the Registering Shareholders and the Company; provided that the Registering Shareholders shall not be obligated to pay any expenses relating to work that would otherwise be incurred by the Company including, but not limited to, the preparation and filing of periodic reports with the SEC.

         2.5      Indemnification and Contribution.

                  (a) In the case of any offering registered pursuant to this
Article II, the Company agrees to indemnify and hold each Registering Shareholder, each underwriter, if any, of the Subject Securities under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the sale of such Subject Securities (as amended if the Company shall have filed with the SEC any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Securities (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the indemnification contained in this Section 2.5 shall not apply to such Losses which shall arise primarily out of or shall be based primarily upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Registering Shareholders or any such underwriter, as the case may be, specifically for use in connection with the preparation of the Registration Statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

                  (b) In the case of each offering registered pursuant to this
Article II, the Registering Shareholders and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and executive officers of the Company, with respect to any statement in or omission from the Registration Statement or the prospectus contained in the Registration Statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon or in conformity with information furnished in writing to the Company by the Registering Shareholders or such underwriter, as the case may be, specifically for use in connection with the preparation of the Registration Statement or the prospectus contained in the Registration Statement or any such amendment thereof or supplement thereto.

                  (c) Each party indemnified under this Section 2.5 shall, promptly after receipt of notice of the commencement of any claim ("Claim") against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such Claim which it may have to such indemnified party on account of the indemnity contained in this Section 2.5, unless (and only in the event) the indemnifying party was materially prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any Claim in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified to assume the defense thereof through counsel reasonably satisfactory to the indemnified party by notifying the indemnified party in writing of such election within 10 days after receipt of the indemnified party's initial notice of the Claim, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). If the indemnifying party undertakes to defend against such Claim within such 10-day period, the indemnifying party shall control the investigation, defense and settlement thereof; provided that
(i) the indemnifying party shall use its reasonable efforts to defend and protect the interests of the indemnified party with respect to such Claim, (ii) the indemnified party, prior to or during the period in which the indemnifying party assumes control of such matter, may take such reasonable actions as the indemnified party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the indemnified party's rights to defense and indemnification pursuant to this Agreement, and
(iii) the indemnifying party shall not, without the prior written consent of the indemnified party, consent to any settlement which (A) imposes any Losses on the indemnified party (other than those Losses which the indemnifying party agrees to promptly pay or discharge), and (B) with respect to any non-monetary provision of such settlement, would be likely, in the indemnified party's reasonable judgment, to have an adverse effect on the business operations, assets, properties or prospects of any Shareholder (in the event that Registering Shareholder or any of its Affiliates is the indemnified party), or the Company (in the event that the Company is an indemnified party) or such indemnified party. If the indemnifying party does not undertake within such 10-day period to defend against such Claim, then the indemnifying party shall have the right to participate in any such defense at its sole costs and expense, but the indemnified party shall control the investigation, defense and settlement thereof (provided that the indemnified party may not settle any such Claim without obtaining the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld by the indemnifying party; provided that in the event that the indemnifying party is in material breach at such time of the provisions of this Section 2.5, then the indemnified party shall not be obligated to obtain such prior written consent of the indemnifying party) at the reasonable cost and expense of the indemnifying party (which shall be paid by the indemnifying party promptly upon presentation by the indemnified party of invoices or other documentation evidencing the amounts to be indemnified). In addition to the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, affect any settlement of any pending or threatened proceeding in respect of which the indemnified party could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

                  (d) If the indemnification provided for in this Section 2.5 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 2.5 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 2.5 was available to such party.

                  (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         2.6 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available other information), and it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Subject Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

                                      III.

                                      TERM

         3.1 Term. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue, unless specifically provided otherwise in this Agreement, until the earlier of (a) the date on which LMC and its Affiliates, on a fully diluted basis, beneficially own no Equity Security, (b) April 23, 2006, or (c) a Change in Control (as defined in Section 1.1(e) hereof). Upon expiration of the Term, the provisions of this Agreement shall terminate, and be of no further force or effect, automatically without any further action on the part of any parties hereto, provided that the provisions of Article II and
Article IV shall continue without regard to the term limitation set forth in this sentence; provided further that no such termination shall relieve any party of any liability to the other party hereto, to the extent such liability is incurred prior to the expiration of the Term.
                                       IV.

                                  MISCELLANEOUS

         4.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, including the Letter Agreement, both written and oral, between the parties or any of them with respect to the subject matter hereof.

         4.2 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the Shareholders and the Company in connection with consummating such party's obligations hereunder or otherwise shall be paid by the party incurring such cost or expense.

         4.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (EXCEPT IN THOSE CIRCUMSTANCES WHERE THE CORPORATE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION REQUIRES THE APPLICATION OF THE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION WITH RESPECT TO A PARTICULAR MATTER).

         4.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to any of the Shareholders, to:

                           c/o Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, MD  20817
                           Telephone:  (301) 897-6125
                           Telecopy No.:  (301) 897-6333
                           Attention:  General Counsel

                           with a copy to:

                           King & Spalding
                           1730 Pennsylvania Avenue, NW
                           Washington, DC  20006
                           Telephone:  (202) 737-0500
                           Telephone:  (202) 626-3737
                           Attention:    Glenn C. Campbell

                  (b)      If to the Company, to:

                           Loral Space & Communications Ltd.
                           c/o Loral SpaceCom Corporation
                           600 Third Avenue

                           New York, NY
                           Telephone:  (212) 697-1105
                           Telecopy No.:  (212) 602-9805
                           Attention:  General Counsel

                           with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, NY  10019
                           Telephone:  (212) 821-8000
                           Telecopy No.:  (212) 821-8111
                           Attention:  Bruce R. Kraus, Esq.

In addition to providing any notice required to be given by the Company pursuant to its Certificate of Incorporation in the manner specified therein, the Company shall send to each Shareholder by telecopy in accordance with this Section 4.4 a copy of each such notice.

         4.5 Successors and Assigns; Reclassifications; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto (which consent may not be reasonably withheld), except that any party shall have the right, without the consent of any other party hereto, to assign all or a portion of its rights, interests, and obligations hereunder to one or more direct or indirect subsidiaries, but no such assignment of obligation shall relieve the assigning party from its responsibility therefor. In the event of any recapitalization or reclassification of any Equity Securities, or any merger, consolidation or other transaction with like effect, the securities issued in replacement or exchange for such Equity Securities shall be deemed Equity Securities hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that the indemnified parties referred to in
Section 2.5 hereof are intended to be third party beneficiaries of the provisions of Section 2.5 hereof, and shall have the right to enforce such provisions as if they were parties hereto.

         4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.7 Further Assurances. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

         4.8 Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified in this Agreement, all references in this Agreement to "days" shall be deemed to be references to calendar days.

         4.9 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         4.10 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that all suits, actions or other legal proceedings arising out of this Agreement or any of the transactions contemplated hereby (a "Suit") shall be brought and adjudicated solely in the United States District Court for the District of Delaware, or, if such court will not accept jurisdiction, in the Delaware Chancery Court or any court of competent civil jurisdiction sitting in New Castle County, Delaware, (b) submits to the non-exclusive jurisdiction of any such court for the purpose of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claims that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, summons, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 4.4 hereof and agrees that any such form of service shall be effective in connection with any such Suit; provided that nothing contained in this Section 4.10 shall affect the right of any party to serve process, pleadings, notices or other papers in any other manner permitted by applicable law.

         4.11 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specified performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any court referred to in Section
4.10 hereof.

         IN WITNESS WHEREOF, each of the parties has caused this Shareholders Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                               LOCKHEED MARTIN CORPORATION


                               By:    /s/ Janet McGregor
                               Name:
                               Title:

                               LORAL SPACE & COMMUNICATIONS LTD.


                               By:    /s/ Avi Katz
                               Name:
                               Title: